Exhibit 99.1

For Immediate Release

ITC HOLDINGS REPORTS INCREASED THIRD

QUARTER AND YEAR-TO-DATE 2011 RESULTS

NOVI, Mich., October 26, 2011

Highlights

•	Net income for the third quarter of $44.0 million, or $0.85 per diluted common share

•	Net income for the nine months ended September 30, 2011 of $129.0 million, or $2.49 per diluted common share

•	Capital investments of $420.5 million for the nine months ended September 30, 2011

•	Reaffirmed 2011 earnings per share guidance of $3.25 to $3.35 per share

•	Reaffirmed total 2011 capital expenditure guidance of $600 to $645 million

(in thousands, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
OPERATING REVENUES	$191,303	$178,020	$555,787	$507,776

NET INCOME	$44,024	$38,394	$129,022	$108,899

DILUTED EPS	$0.85	$0.75	$2.49	$2.13

ITC Holdings Corp. (NYSE: ITC) today announced its third quarter and year-to-date results for the period ended September 30, 2011. Net income for the quarter was $44.0 million, or $0.85 per diluted common share, compared to $38.4 million, or $0.75 per diluted common share for the third quarter of 2010. Net income for the nine months ended September 30, 2011 was $129.0 million, or $2.49 per diluted common share, compared to $108.9 million, or $2.13 per diluted common share for the same period last year.

For the nine months ended September 30, 2011, ITC invested $420.5 million in capital projects at its operating companies, including $55.8 million, $103.2 million, $191.2 million and $70.3 million at ITCTransmission, METC, ITC Midwest and ITC Great Plains, respectively.

“We are pleased with our overall performance for both the quarter and first nine months of the year,” said Joseph L. Welch, chairman, president and CEO of ITC. “As we continue to build on our core foundation of operational excellence, we are positioning the company as a premier owner, operator and developer of transmission facilities and further strengthening our ability to achieve long-term, sustainable growth as a leader in the build-out of much needed transmission infrastructure.”

Reported net income for the third quarter of 2011 increased $5.6 million, or $0.10 per diluted common share, compared to the same period in 2010. For the nine months ended September 30, 2011, net income increased $20.1 million, or $0.36 per diluted common share, compared to the same period last year. Key drivers that contributed to these results include:

•	An increase in net income for the quarter and the year-to-date period due to higher rate base and AFUDC at our operating companies resulting from our capital investments.

•	An increase in net income for the quarter and the year-to-date period due to a lower effective tax rate.

•

Partially offsetting these increases in net income for the quarter and the year-to-date period was the impact of the expiration in May 2011 of the amortization of the ITCTransmission rate freeze revenue deferral.

EPS and Capital Expenditure Guidance

For 2011, ITC is reaffirming its full year earnings per share guidance of $3.25 to $3.35. Total capital investment guidance for 2011 is also being maintained at $600 to $645 million, which includes $75 to $85 million, $155 to $165 million, $255 to $270 million and $115 to $125 million for ITCTransmission, METC, ITC Midwest and ITC Great Plains, respectively. Capital guidance ranges for ITCTransmission and ITC Great Plains have been slightly refined to reflect current expectations for each of those operating companies.

Third Quarter 2011 Financial Results Detail

ITC’s operating revenues for the third quarter increased to $191.3 million from $178.0 million for the same period last year. This increase was primarily due to higher network revenues attributable to higher rate base at all of our regulated operating subsidiaries and higher recoverable expenses due to higher operating costs. In addition, the increase resulted from higher regional cost sharing revenues primarily due to additional capital projects that have been identified by the Midwest Independent Transmission System Operator, Inc. (MISO) as eligible for regional cost sharing and these projects being placed in-service. Partially offsetting these increases was the impact of the final monthly recognition of the ITCTransmission rate freeze revenue deferral in May 2011. Increases in operating revenues were further offset by lower point-to-point revenues primarily due to fewer point-to-point reservations and lower scheduling, control and dispatch revenues primarily due to a change in MISO’s revenue distribution methodology for these types of revenues in 2011 compared to 2010.

Operation and maintenance (O&M) expenses of $37.4 million were $3.6 million higher compared to the third quarter of 2010. This increase was primarily due to additional expenses associated with new North American Electric Reliability Corporation (NERC) compliance requirements.

General and administrative (G&A) expenses were largely consistent when compared to the same period in 2010.

Depreciation and amortization expenses of $23.9 million increased by $3.0 million during the third quarter of 2011 compared to the same period in 2010. This increase was primarily due to a higher depreciable base resulting from property, plant and equipment additions.

Taxes other than income taxes of $12.5 million were largely consistent when compared to the same period in 2010.

Interest expense of $37.2 million increased by $1.2 million for the third quarter of 2011 compared to the same period in 2010, primarily due to higher borrowing levels to finance capital expenditures.

The effective income tax rate for the third quarter of 2011 was 34.0 percent compared to 37.1 percent the same period last year. This decrease was primarily due to a lower state income tax provision in the three months ended September 30, 2011.

Year-To-Date 2011 Financial Results Detail

ITC’s operating revenues for the nine months ended September 30, 2011 increased to $555.8 million from $507.8 million for the same period last year. This increase was primarily due to higher network revenues attributable to higher rate base at all of our regulated operating subsidiaries and higher recoverable expenses due to higher operating costs. In addition, the increase resulted from higher regional cost sharing revenues primarily due to additional capital projects that have been identified by MISO as eligible for regional cost sharing and these projects being placed in-service. Partially offsetting these increases was the impact of the final monthly recognition of the ITCTransmission rate freeze revenue deferral in May 2011. Increases in operating revenues were further offset by lower point-to-point revenues primarily due to fewer point-to-point reservations and lower scheduling, control and dispatch revenues primarily due to a change in MISO’s revenue distribution methodology for these types of revenues in 2011 compared to 2010.

O&M expenses of $92.5 million were $6.5 million higher for the nine months ended September 30, 2011 compared to the same period in 2010. This increase was a result of higher expenses associated with NERC compliance activities, higher operating and training expenses, and increased relay work for certain preventative maintenance activities. These increases were partially offset by lower tower painting activities in 2011.

G&A expenses of $54.9 million were $1.5 million higher compared to the same period in 2010. This increase was primarily due to higher professional and advisory consulting services primarily related to legal and financial services and higher general business expenses associated with increased information technology support for new applications. These increases were partially offset by the reduction of expenses in the first quarter of 2011 in connection with the recognition of the Kansas V-Plan Project regulatory asset.

Depreciation and amortization expenses of $70.3 million increased by $4.8 million for the nine months ended September 30, 2011 compared to the same period in 2010. This increase was primarily due to a higher depreciable base resulting from property, plant and equipment additions.

Taxes other than income taxes of $39.6 million were $3.5 million higher compared to the same period in 2010. This increase was due to the impact of 2010 capital additions at our regulated operating subsidiaries, which are included in the tax base for purposes of calculating 2011 personal property taxes.

Interest expense of $110.0 million increased $3.6 million in the first nine months of 2011 compared to the same period in 2010, primarily due to higher borrowing levels to finance capital expenditures.

The effective income tax rate for the nine months ended September 30, 2011 was 35.5 percent compared to 36.7 percent in 2010.

Third Quarter Conference Call

ITC will conduct a conference call to discuss the third quarter results on Thursday, October 27, 2011 at 11 a.m. Eastern time. Joseph L. Welch, chairman, president and CEO, will provide a business overview, and Cameron M. Bready, executive vice president, treasurer and CFO, will discuss the financial results. Individuals wishing to participate in the conference call can dial toll-free 877-644-1296 (domestic) or 914-495-8555 (international); there is no passcode. A listen-only live webcast of the conference call, including accompanying slides and the earnings release, will be available on the company’s investor information page. The conference call replay, available through Tuesday, November 1, 2011, can be accessed by dialing toll-free 855-859-2056 (toll-free) or 404-537-3406 (toll), passcode 18425589. The webcast will also be archived on the ITC website.

Other Available Information

More detail about the 2011 third quarter and year-to-date results may be found in ITC’s Form 10-Q filing. Once filed with the Securities and Exchange Commission, an electronic copy of our 10-Q can be found at our website, http://investor.itc-holdings.com. Written copies can also be made available by contacting us through our website.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electricity transmission company. Based in Novi, Mich., ITC invests in the electric transmission grid to improve system reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri and Kansas, serving a combined peak load exceeding 25,000 megawatts along 15,000 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, the company also focuses on expansion in areas where significant transmission system improvements are needed. For more information, please visit our website. (itc-ITC)

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Gretchen Holloway, 248-946-3595; gholloway@itctransco.com

Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2011	2010	2011	2010
OPERATING REVENUES	$191,303	$178,020	$555,787	$507,776
OPERATING EXPENSES
Operation and maintenance	37,365	33,748	92,486	85,971
General and administrative	19,046	18,199	54,915	53,393
Depreciation and amortization	23,898	20,856	70,338	65,538
Taxes other than income taxes	12,456	12,143	39,620	36,077
Other operating (income) and expense — net	(295)	(139)	(611)	(662)

Total operating expenses	92,470	84,807	256,748	240,317

OPERATING INCOME	98,833	93,213	299,039	267,459
OTHER EXPENSES (INCOME)
Interest expense	37,248	36,088	110,002	106,450
Allowance for equity funds used during construction	(4,469)	(3,585)	(12,078)	(10,163)
Other income	(1,417)	(878)	(2,136)	(2,550)
Other expense	793	586	3,063	1,617

Total other expenses (income)	32,155	32,211	98,851	95,354

INCOME BEFORE INCOME TAXES	66,678	61,002	200,188	172,105
INCOME TAX PROVISION	22,654	22,608	71,166	63,206

NET INCOME	$44,024	$38,394	$129,022	$108,899

Basic earnings per common share	$0.86	$0.76	$2.52	$2.17
Diluted earnings per common share	$0.85	$0.75	$2.49	$2.13
Dividends declared per common share	$0.353	$0.335	$1.023	$0.975

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(in thousands, except share data)	September 30, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$48,327	$95,109
Accounts receivable	92,605	80,417
Inventory	40,479	42,286
Deferred income taxes	15,445	—
Regulatory assets — revenue accrual, including accrued interest	12,151	28,637
Other	5,464	5,293

Total current assets	214,471	251,742
Property, plant and equipment (net of accumulated depreciation and amortization of $1,177,227 and $1,129,669, respectively)	3,221,523	2,872,277
Other assets
Goodwill	950,163	950,163
Intangible assets (net of accumulated amortization of $14,501 and $12,176, respectively)	47,660	49,985
Other regulatory assets	148,100	138,152
Deferred financing fees (net of accumulated amortization of $13,719 and $11,750, respectively)	21,366	19,949
Other	29,576	25,605

Total other assets	1,196,865	1,183,854

TOTAL ASSETS	$4,632,859	$4,307,873

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$82,534	$66,953
Accrued payroll	14,290	18,606
Accrued interest	23,341	42,725
Accrued taxes	12,147	19,461
Regulatory liabilities — revenue deferral, including accrued interest	39,152	17,658
Refundable deposits from generators for transmission network upgrades	37,606	10,492
Other	7,814	6,509

Total current liabilities	216,884	182,404
Accrued pension and postretirement liabilities	39,322	35,811
Deferred income taxes	380,057	314,979
Regulatory liabilities — revenue deferral, including accrued interest	88,111	43,202
Regulatory liabilities — accrued asset removal costs	85,476	90,987
Refundable deposits from generators for transmission network upgrades	6,720	14,515
Other	32,882	11,646
Long-term debt	2,577,405	2,496,896
Commitments and contingent liabilities
STOCKHOLDERS’ EQUITY
Common stock, without par value, 100,000,000 shares authorized, 51,329,501 and 50,715,805 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	913,280	886,808
Retained earnings	306,183	229,437
Accumulated other comprehensive income	(13,461)	1,188

Total stockholders’ equity	1,206,002	1,117,433

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,632,859	$4,307,873

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended September 30,
(in thousands)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$129,022	$108,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	70,338	65,538
Recognition of and refund and collection of revenue accruals and deferrals — including accrued interest	82,854	120,416
Deferred income tax expense	44,894	56,768
Allowance for equity funds used during construction	(12,078)	(10,163)
Other	12,224	10,077
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	(14,845)	(18,091)
Inventory	1,807	(5,805)
Other current assets	(171)	(3,013)
Accounts payable	2,853	5,372
Accrued payroll	(3,753)	(223)
Accrued interest	(19,384)	(15,874)
Accrued taxes	(7,315)	(9,742)
Other current liabilities	1,699	76
Other non-current assets and liabilities, net	(1,577)	(6,567)

Net cash provided by operating activities	286,568	297,668
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(388,402)	(270,183)
Proceeds from sale of securities	3,839	14,576
Purchases of securities	(7,341)	(14,587)
Other	769	(78)

Net cash used in investing activities	(391,135)	(270,272)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt	—	90,000
Borrowings under revolving credit agreements	592,515	329,027
Repayments of revolving credit agreements	(512,355)	(393,593)
Issuance of common stock	18,081	7,049
Dividends on common stock	(52,276)	(49,064)
Refundable deposits from generators for transmission network upgrades	24,618	16,203
Repayment of refundable deposits from generators for transmission network upgrades	(4,876)	(26,567)
Other	(7,922)	(1,041)

Net cash provided by (used in) financing activities	57,785	(27,986)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(46,782)	(590)
CASH AND CASH EQUIVALENTS — Beginning of period	95,109	74,853

CASH AND CASH EQUIVALENTS — End of period	$48,327	$74,263